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U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 19, 2017 (December 18, 2017)

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada 00-29913 90-1133909 (state of incorporation) (Commission File Number) (IRS Employer I.D. Number) 29115 Valley Center Rd., K-206 Valley Center, CA 92082 (866) 800-2978

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 18, 2017, Concierge Technologies, Inc., a Nevada Corporation (“Concierge”), through its wholly owned subsidiary Kahnalytics, Inc. (“Kahnalytics”), a California corporation, completed the closing of that certain Amended and Restated Asset Purchase Agreement (the “Agreement”), dated November 20, 2017, by and among The Original Sprout, LLC, a California limited liability company (“Original Sprout”) and the members of Original Sprout (the “Sellers”). Pursuant to the Agreement, Kahnalytics purchased all rights, title and interest in the assets and business of Original Sprout, which engages in the manufacture and sale of organic, non-toxic, all natural hair care, bath, skin, and styling products (the “Original Sprout Assets”) in exchange for three million four hundred eighty two thousand one hundred seventy two dollars ($3,482,172) (the “Purchase Price”), after calculating certain downward adjustments, which is subject to further possible downward adjustments after a six-month reconciliation period has elapsed. To ensure the performance of Kahnalytics’ financial responsibilities under the terms of the Agreement, currently with the execution of the Agreement, Concierge agreed to make a loan to Kahnalytics of up to three million seven hundred fifty thousand dollars ($3,750,000) at 0% interest with no maturity date to be used for the Purchase Price. Furthermore, Concierge further agreed to provide a corporate guarantee on a promissory note to Original Sprout guaranteeing the Final Payment of up to $1,250,000 (or such lesser amount remaining of the Purchase Price), which shall be paid to the Sellers within five days after January 1, 2019.

All defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement. The conditions to the Closing as described in Article III and Article VII of Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 21, 2017, which is incorporated herein by reference, have been fully satisfied. As such, the transaction closed on December 18, 2017 (the “Closing Date”) following all parties’ compliance with the closing conditions set forth in the Agreement. As a result of the transaction closing, Kahnalytics became the owner of the Original Sprout Assets.

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The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement within Exhibit 10.1 which is attached hereto and incorporated herein by this reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01           Other Events

On December 19, 2017, the Company issued a press release announcing the closing of the Agreement. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase Agreement dated November 20, 2017 by and among Kahnalytics, Inc. and The Original Sprout, LLC(1)
99.1	Press Release of Concierge Technologies, Inc., dated December 19, 2017. (2)

(1) Previously filed as exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 21, 2017, and incorporated herein by this reference.

(2) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2017 CONCIERGE TECHNOLOGIES, INC.
	By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer